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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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DIGIMARC CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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DIGIMARC CORPORATION
9405 S.W. Gemini Drive
Beaverton, Oregon 97008

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 1, 2009

To the Stockholders of Digimarc Corporation:

        Notice is hereby given that the 2009 Annual Meeting of Stockholders (the "Annual Meeting") of Digimarc Corporation, a Delaware corporation ("Digimarc"), will be held on Friday, May 1, 2009 at the headquarters of Digimarc Corporation, 9405 S.W. Gemini Drive, Beaverton, Oregon 97008, at 11:00 a.m., local time. The purposes of the Annual Meeting will be:

  1.
  Election of Directors.    To elect five directors for a term of one year (Proposal No. 1);

  2.
  Approval and Adoption of the Digimarc Corporation 2008 Incentive Plan.    To approve and adopt the Digimarc Corporation 2008 Incentive Plan (Proposal No. 2);

  3.
  Ratification of Appointment of Independent Registered Public Accounting Firm.    To ratify the appointment of Grant Thornton LLP as Digimarc's independent registered public accounting firm for the year ending December 31, 2009 (Proposal No. 3); and

  4.
  Other Business.    To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

        The foregoing items of business are more fully described in the proxy statement accompanying this Notice. The Board of Directors has fixed the close of business on March 3, 2009 as the record date for determining the stockholders entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement thereof.

        We are making our proxy materials available to our stockholders over the Internet. You may read, print and download our annual report and proxy statement at the Investor Relations section of our website at www.digimarc.com/investors. On or about March 17, 2009, we will mail our stockholders a notice containing instructions on how to access our 2009 proxy statement and 2008 annual report to stockholders via the Internet and vote online. The notice also provides instruction on how you can request a paper copy of these documents if you desire, and how you can enroll in e-delivery to receive future annual materials electronically.

        Whether or not you expect to attend the Annual Meeting in person, we urge you to vote your shares as directed in the proxy card for the Annual Meeting as promptly as possible to ensure your representation and the presence of a quorum at the Annual Meeting. If you subsequently decide to attend the Annual Meeting to vote your shares in person, you may still do so. Your proxy is revocable in accordance with the procedures set forth in the proxy statement.

By Order of the Board of Directors,

Robert P. Chamness Secretary

Beaverton, Oregon
March 17, 2009

DIGIMARC CORPORATION

PROXY STATEMENT FOR 2009 ANNUAL MEETING OF STOCKHOLDERS

General Information

        The Board of Directors of Digimarc Corporation, a Delaware corporation ("Digimarc," "we" or "our"), is soliciting proxies to be used at the annual meeting of stockholders (the "Annual Meeting") to be held on Friday, May 1, 2009, at 11:00 a.m., local time, at our headquarters, located at 9405 S.W. Gemini Drive, Beaverton, Oregon 97008, and any adjournment or postponement of the Annual Meeting. We expect to provide notice of, and electronic access to, our 2008 annual report to stockholders, this proxy statement and the form of proxy, on or about March 17, 2009. The shares represented by the proxies received, properly marked, dated, executed and not revoked will be voted at the Annual Meeting by the proxy holders designated on the proxy.

        This is the first annual meeting of stockholders of Digimarc Corporation. We became an independent company upon the distribution of our common stock to a trust for the benefit of the stockholders of the former Digimarc Corporation ("Old Digimarc"), our former parent company, on August 1, 2008 (the "Spin-Off").

        The Board has fixed the close of business on March 3, 2009 as the record date (the "Record Date") for determining the stockholders entitled to notice of, and to vote at, the Annual Meeting. As of the close of business on the Record Date, 7,279,442 shares of our common stock, $0.001 par value per share, were outstanding and entitled to vote at the Annual Meeting.

        Each outstanding share of common stock on the Record Date is entitled to one vote on all matters. There must be a quorum for the Annual Meeting to be held. The required quorum for the Annual Meeting is a majority of the shares outstanding, present either in person or by proxy. Our Inspector of Elections will tabulate votes cast by proxy or in person at the Annual Meeting.

Internet Availability of Proxy Materials

        Pursuant to rules adopted by the Securities and Exchange Commission (the "SEC"), we are providing access to our proxy materials over the Internet. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials (the "Notice") to our stockholders of record and beneficial owners. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice or request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials over the Internet or to request a printed copy may be found in the Notice. In addition, stockholders may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis. Choosing to receive your future proxy materials by email will save us the cost of printing and mailing documents to you. If you choose to receive future proxy materials by email, you will receive an email next year with instructions containing a link to those materials and a link to the proxy voting site. Your election to receive proxy materials by email will remain in effect until you terminate it.

        Our proxy materials include this proxy statement and our annual report to stockholders for the year ended December 31, 2008, which includes our Form 10-K and audited financial statements. If you requested a printed version of our proxy materials, these materials also include the proxy card for the Annual Meeting.

Revocability of Proxy

        You may revoke your proxy and change your vote at any time prior to voting at the Annual Meeting by:

  •
  delivering to Digimarc (to the attention of Robert P. Chamness, our Secretary) a written notice of revocation or a duly executed proxy bearing a later date; or

  •
  attending the Annual Meeting and voting in person.

Solicitation

        Digimarc will bear the cost of soliciting proxies. Besides this solicitation by mail, our directors, officers and other employees may solicit proxies. These persons will not receive any additional compensation for assisting in the solicitation. We will also request brokerage firms, nominees, custodians and fiduciaries to forward proxy materials to the beneficial owners. We will reimburse these persons and our transfer agent for their reasonable out-of-pocket expenses in forwarding these materials. We may also retain the services of a proxy solicitation or information agent and/or mailing service to perform the broker nominee search and to distribute proxy materials to banks, brokers, nominees and intermediaries, for which we would not pay more than $10,000.

Vote Required: Treatment of Abstentions and Broker Non-Votes

  •
  Directors are elected by a plurality of the votes cast, provided that a majority of the shares of common stock are present or represented and entitled to vote at the Annual Meeting. The five candidates who receive the greatest number of votes will be elected directors.

  •
  Approval and adoption of the Digimarc Corporation 2008 Incentive Plan requires the affirmative vote of a majority of the shares of common stock present or represented and entitled to vote at the Annual Meeting.

  •
  The ratification of the appointment of our independent registered public accounting firm for the fiscal year ending December 31, 2009 requires the affirmative vote of a majority of the shares of common stock present or represented and entitled to vote at the Annual Meeting.

  •
  Abstentions are shares that abstain from voting on a particular matter. Under the Delaware General Corporation Law, abstentions effectively count as being present for purposes of determining whether a quorum of shares is present at a meeting.

  •
  Abstentions have no effect on Proposal No. 1, the election of directors. Because abstentions will be included in tabulations of the shares entitled to vote for purposes of determining whether a proposal has been approved, abstentions have the same effect as negative votes on Proposal No. 2, the approval and adoption of the Digimarc Corporation 2008 Incentive Plan, and Proposal No. 3, the ratification of the selection of our independent registered public accounting firm.

  •
  Broker non-votes occur when shares are held in "street name" by brokers or nominees who indicate on their proxies that they did not receive voting instructions from the beneficial owner of the shares and do not have discretionary authority to vote such shares as to a particular matter. Under the Delaware General Corporation Law, broker non-votes count as being present for purposes of determining whether a quorum of shares is present at a meeting but are not counted for purposes of determining the number of votes cast for or against a proposal. Broker non-votes have no effect on Proposal No. 1, the election of directors, because directors are elected by a plurality of the votes cast. Broker non-votes have no effect on Proposal No. 2, the approval and adoption of the Digimarc Corporation 2008 Incentive Plan, because broker non-votes are not included in tabulations of the shares entitled to vote for purposes of determining whether a proposal has been approved. Broker non-votes have no effect on Proposal No. 3, the ratification of the selection of our independent registered public accounting firm, because brokers or nominees have discretionary authority to vote on this proposal.

Principal Executive Offices of Digimarc

        Our principal executive offices are located at 9405 S.W. Gemini Drive, Beaverton, Oregon 97008.

 ELECTION OF DIRECTORS
(Proposal No. 1)

        Our Bylaws authorize the number of directors to be set by resolution of the Board of Directors. Our Board of Directors has fixed the number of directors at five. Five directors are to be elected by the holders of common stock at the Annual Meeting. These directors will serve one-year terms that will expire at the 2010 annual meeting of stockholders, or until their successors have been elected and qualified. The Proxy holders named in the accompanying Proxy or their substitutes will vote such Proxy at the Annual Meeting or any adjournment or postponement thereof for the election as directors of the five nominees unless the stockholder instructs that authority to vote is withheld.

        There are no arrangements or understandings between any director or executive officer and any other person pursuant to which he is or was to be selected as a director or officer. There is no family relationship between any director and any executive officer of Digimarc.

Director Nominees

	Age	Director Since
Nominees:
Bruce Davis	56	2008
William J. Miller	63	2008
James T. Richardson	61	2008
Peter W. Smith	75	2008
Bernard Whitney	52	2008

        Bruce Davis was elected Chairman of the Board of Directors on June 18, 2008, and was named our Chief Executive Officer on June 18, 2008, having served Old Digimarc as its Chief Executive Officer since 2001, and a director since December 1997, as the Old Digimarc's chairman of the Board of Directors since May 2002, and as its President from December 1997 through May 2001. Mr. Davis received a B.S. in accounting and psychology and an M.A. in criminal justice from the State University of New York at Albany, and a J.D. from Columbia University.

        William J. Miller was elected to our Board of Directors in July 2008, and has been appointed by the Board of Directors to serve as Chair of the Compensation Committee. Mr. Miller is a retired corporate executive with thirty-six years of experience in the high technology and legal sectors, and has, since 1999, served as an independent director and consultant. He serves as a member of the Board of Directors for each of the following companies: Nvidia Corp (Nasdaq: NVDA), a provider of graphics processing units, media and communications processors, wireless media processors, and related software for personal computers, handheld devices, and consumer electronics platforms; Waters Corporation (NYSE: WAT), a manufacturer of analytical instruments; Overland Storage, Inc. (Nasdaq: OVRL), a supplier of data storage products; and Glu Mobile Inc. (Nasdaq: GLUU), a global publisher of mobile games. Mr. Miller received a B.A. in speech communication from the University of Minnesota and a J.D. from the University of Minnesota.

        James T. Richardson was elected to our Board of Directors in July 2008, and has been appointed by the Board of Directors to serve as Lead Director. Mr. Richardson is a director of and consultant to companies in the high-technology sector. Mr. Richardson serves as chairman of the Board of Directors of FEI Company (Nasdaq: FEIC), a director of Epicor Software Corporation (Nasdaq: EPIC), and as a director and audit committee chair of Tripwire, Inc., a Portland, Oregon-based network security company. Mr. Richardson received a B.A. in finance and accounting from Lewis and Clark College, an M.B.A. from the University of Portland, and a J.D. from Lewis and Clark Law School, and is a licensed C.P.A. and attorney in Oregon.

        Peter W. Smith was elected to our Board of Directors in July 2008, and has been appointed by the Board of Directors to serve as Chair of the Governance and Nominating Committee. Mr. Smith is a retired corporate executive who has served as a consultant to various other companies since 2000. Most recently, Mr. Smith served as president of News Technology for News America from January 1998 until his retirement in February 2000, where he coordinated technology throughout News Corporation and served as a technology advisor to its board of directors. Mr. Smith received a B.E. and B.Sc. from the University of Sydney, with first class honors.

        Bernard Whitney was elected to our Board of Directors in July 2008, and has been appointed by the Board of Directors to serve as Chair of the Audit Committee. Mr. Whitney is a retired corporate executive with twenty-seven years of experience in the high technology and finance sectors, and has since 2002 served as an independent director and consultant. He currently serves as a director for a number of private and non-profit entities. Mr. Whitney received a B.S. in business administration, majoring in finance, from California State University Chico, and a masters in business administration from San Jose State University.

Determination of Independence

        The Board of Directors has determined that each of Messrs. Miller, Richardson, Smith, and Whitney, collectively representing a majority of the members of our Board of Directors, is "independent" as that term is defined by Nasdaq Marketplace Rule 4200. There were no related person transactions involving any of the independent directors of Digimarc considered by the Board of Directors in connection with the determination of whether any particular director is independent.

Vote Required

        If a quorum is present, the five candidates receiving the highest number of affirmative votes present or represented and voting on this proposal at the Annual Meeting will be elected to the Board of Directors. Abstentions and broker non-votes will be counted for the purpose of determining the presence or absence of a quorum, but will have no effect on the election of directors once a quorum is established.

The Board of Directors recommends a vote FOR the election of each of the nominees named above.

 APPROVAL AND ADOPTION OF THE
DIGIMARC CORPORATION 2008 INCENTIVE PLAN
(Proposal No. 2)

        Our 2008 Incentive Plan, or the 2008 Plan, was initially adopted by our Board of Directors and approved by our sole stockholder, DMRC LLC, on July 31, 2008. The 2008 Plan provides for the grant of stock options, stock appreciation rights, stock awards, restricted stock, stock units, performance shares, performance units, and cash-based awards, which may be granted to officers, directors, employees, consultants, agents, advisors and independent contractors who provide services to us and our affiliated companies.

Reasons for Seeking Shareholder Approval

        Under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), we are generally prohibited from deducting compensation paid to "covered employees" in excess of $1,000,000 per person in any year. "Covered employees" are defined as the principal executive officer and any one of the three highest paid executive officers (other than the principal executive officer or the principal financial officer) as of the close of the applicable tax year. Compensation that qualifies as "performance-based" is excluded for purposes of calculating the amount of compensation subject to the $1,000,000 limit. In general, one of the requirements that must be satisfied to qualify as "performance-based" compensation under Section 162(m) of the Code is that the material terms of the performance goals under which the compensation may be paid must be disclosed to and approved by a majority vote of our stockholders. We are submitting the 2008 Plan for stockholder approval under Section 162(m) of the Code.

        Stock options granted under the 2008 Plan can qualify as "incentive stock options" if various requirements are satisfied. In general, one requirement that must be satisfied for a stock option to qualify as an incentive stock option is that the option be granted under a plan that is approved by a majority vote of the stockholders of the corporation granting the stock option within twelve months before or after the date such plan is adopted. Although we have not granted incentive stock options to date under the 2008 Plan, and do not anticipate doing so in the immediate future, we are also seeking stockholder approval of the 2008 Plan to ensure that we have the flexibility to grant stock options under the 2008 Plan that qualify as incentive stock options.

Summary of the Terms of the 2008 Plan

        The following summary does not purport to be a complete description of the 2008 Plan. A copy of the complete text of the 2008 Plan is attached to this proxy statement as Appendix A, and the following description is qualified in its entirety by reference to the text of the 2008 Plan.

        Purpose.    The purpose of the 2008 Plan is to enhance our long-term shareholder value by offering opportunities to selected individuals to participate in our growth and success, enabling us to attract and retain the services of well-qualified individuals.

        Shares Available for Issuance.    The 2008 Plan authorizes the issuance of up to 2,500,000 shares of common stock. The shares authorized under the 2008 Plan are subject to adjustment in the event of a stock split, stock dividend, recapitalization or similar event. Shares issued under the 2008 Plan will consist of authorized and unissued shares or shares held by us as treasury shares. If an award granted under the 2008 Plan lapses, expires, terminates or is forfeited or surrendered without having been fully exercised or without the issuance of all the shares subject to the award, the shares covered by that award will again be available for use under the 2008 Plan. Shares that are (i) tendered by a participant or retained by us as payment for the purchase price of an award or to satisfy tax withholding obligations or (ii) covered by an award that is settled in cash, or in some manner that some or all of the shares covered by the award are not issued, will be available for issuance under the 2008 Plan. In addition, awards granted as substitute awards in connection with acquisition transactions will not reduce the number of shares authorized for issuance under the 2008 Plan.

        Limitations on Use of Shares Subject to the 2008 Plan.    Subject to adjustments for stock dividends, stock splits, recapitalizations and other similar events, the 2008 Plan provides that during any calendar year period, no single participant who is a "covered employee" may be granted awards, other than performance units, with respect to more than 750,000 shares of our common stock, except that we may make additional one time award grants for up to 1,000,000 shares of our common stock to newly hired or newly promoted individuals. The maximum dollar value payable with respect to performance units or other awards payable in cash in any one calendar year to a single participant who is a "covered employee" is $2,500,000. The maximum number of shares that may be issued pursuant to the exercise of incentive stock options under the 2008 Plan is the total stated number of shares available for issuance under the 2008 Plan, subject to adjustments for stock dividends, stock splits, recapitalizations and other similar events.

        Administration.    The 2008 Plan will be administered by the Board of Directors or our Compensation Committee. The Compensation Committee, subject to the terms of the 2008 Plan, selects the individuals to receive awards, determines the terms and conditions of all awards and interprets the provisions of the 2008 Plan and any awards, notices or agreements executed or entered into under the 2008 Plan. The Compensation Committee's decisions, determinations and interpretations are binding on all holders of awards granted under the 2008 Plan. Subject to the terms of the 2008 Plan, the Board of Directors or the Compensation Committee may delegate administration of the 2008 Plan to one or more committees consisting of one or more members of the Board or to one or more officers within specific limits, including limits that no such officer may grant awards under the 2008 Plan to himself or herself, or to any person subject to Section 16 of the Securities Exchange Act of 1934, as amended.

        Eligibility.    Our employees, non-employee directors, consultants, agents, advisors and independent contractors or those of our related companies are eligible to receive awards under the 2008 Plan. At March 1, 2009, approximately 90 employees and four non-employee directors were be eligible to participate in the 2008 Plan.

Types of Awards.

        Stock Options.    Both nonqualified and incentive stock options may be granted under the 2008 Plan. The Compensation Committee determines the exercise price for stock options, which may not be less than 100% of the fair market value of the common stock on the date of grant (except for awards granted as substitute awards in connection with acquisition transactions). The exercise price for stock options may be paid by an optionee in cash, through a broker-assisted cashless exercise, by delivery of previously owned shares or by such other consideration permitted by the Compensation Committee. The Compensation Committee also establishes: (i) the vesting schedule for each option granted and the term of each option, which term cannot exceed ten years from the date of grant; and (ii) whether an option shall continue to be exercisable, and the terns and conditions of such exercise, following termination of service or employment.

        Stock Appreciation Rights ("SARs").    The Compensation Committee may grant SARs as a right in tandem with the number of shares underlying stock options granted under the 2008 Plan or on a stand-alone basis. SARs are the right to receive a payment per share of the SAR exercised in stock or in cash equal to the excess of the share's fair market value on the date of exercise over its fair market value on the date the SAR was granted. Exercise of a SAR issued in tandem with a stock option will result in a reduction of the number of shares underlying the related stock option to the extent of the SAR exercise.

        Stock Awards, Restricted Stock and Stock Units.    The Compensation Committee may grant awards of shares of common stock, or awards denominated in units of common stock, that are subject to repurchase or forfeiture restrictions. The repurchase or forfeiture restrictions may be based on continuous service with us or a related company or on the achievement of specified performance criteria, as determined by the Compensation Committee. Until the lapse of any applicable restrictions, participants may not dispose of their restricted stock. The Compensation Committee, in its sole discretion, may waive any repurchase or forfeiture periods and any other terms, conditions or restrictions on restricted stock and stock units under such circumstances and subject to such terms and conditions as the Compensation Committee deems appropriate. Stock units may be paid in stock, cash or a combination of stock and cash.

        Performance Shares and Units.    The Compensation Committee may grant performance shares, which are units valued by reference to shares of our common stock, and performance units, which are units valued by reference to property other than our common stock. Performance criteria relating to any performance share or performance unit award are determined by the Compensation Committee. Performance share or performance unit awards may be paid in stock, cash or other property or in any combination of cash, stock and other property, at the discretion of the Compensation Committee.

        Other Stock-Based or Cash-Based Awards.    The Compensation Committee also is authorized to grant other incentives payable in cash or in shares of common stock, subject to its established terms and conditions.

        Change in Control.    Unless otherwise determined at the time of grant of an award, if certain changes in control occur, awards granted under the 2008 Plan will become fully vested and no longer subject to forfeiture. A change in control is defined in the 2008 Plan as (i) an acquisition of 40% or more of our outstanding common stock or the voting power of then outstanding voting securities, except for certain related party transactions or acquisitions approved by the Board of Directors, or (ii) a change in the composition of the Board of Directors during any two-year period such that individuals who, as of the beginning of such two-year period, constituted the Board cease to constitute at least a majority of the Board. In the event of other types of company transactions, the awards under the 2008 Plan will become fully vested and no longer subject to forfeiture and the Compensation Committee may determine in its discretion if the award will be cashed out for a payment based on the consideration received by shareholders in the company transaction.

        Performance-Based Compensation under Section 162(m).    The Compensation Committee may determine that awards under the 2008 Plan will be granted subject to the attainment of performance goals relating to one or a combination of business criteria for purposes of qualifying the awards under Section 162(m) of the Code. If the Compensation Committee intends to qualify an award under the 2008 Plan as "performance-based" compensation under Section 162(m) of the Code, the performance goals it may choose include any of the following, or any combination, for us as a whole, or as any business unit, as reported or calculated by us: net earnings or net income (before or after taxes); earnings per share (basic or fully diluted); net sales growth or bookings growth; revenues; operating profit or income (including or excluding depreciation, amortization, extraordinary items, restructuring charges or other expenses); return measures (including, but not limited to, return on assets, capital, net capital utilized, equity or sales); working capital; cash flow (including, but not limited to, operating cash flow, free cash flow or cash flow return on capital); earnings before or after taxes, interest, depreciation and/or amortization; gross or operating profit; cost control; strategic initiatives; market share; improvements in capital structure; productivity ratios; share price (including, but not limited to, growth measures and total stockholder return); expense targets; margins; operating efficiency or margins; capital efficiency; strategic targets; economic profit; employee or customer satisfaction, services performance, subscriber, cash management or asset management metrics; working capital targets; cash value added; or market or economic value added. Such performance goals also may be based on the achievement of specified levels of company performance (or performance of an applicable affiliate or business unit of the Company) under one or more of the business criteria described above relative to the performance of other corporations. The Compensation Committee may decrease, but not increase, the amount payable pursuant to such awards.

        Transferability.    Unless the Compensation Committee determines otherwise, and to the extent permitted by Section 422 of the Code, during a participant's lifetime, awards may be exercised only by the participant and are not assignable or transferable other than by will or the laws of descent and distribution, except that a participant may designate a beneficiary to exercise an award or receive payment under an award after the participant's death.

        Adjustment of Shares.    In the event of a stock dividend, stock split, recapitalization or other similar event, the Compensation Committee will make proportional adjustments in (i) the maximum number and kind of securities available for issuance under the 2008 Plan; (ii) the maximum number and kind of securities issuable as incentive stock options; (iii) the maximum number and kind of securities that may be made subject to awards to any participant for purposes of Section 162(m) of the Code; and (iii) the number and kind of securities that are subject to any outstanding award and the per share price of such securities, without any change in the aggregate price to be paid for such award.

        Term, Termination and Amendment.    The 2008 Plan will terminate on July 31, 2018, unless terminated earlier by the Board of Directors or the Compensation Committee. The Board of Directors or the Compensation Committee may generally amend, suspend or terminate all or any portion of the 2008 Plan at any time, subject to shareholder approval to the extent required by applicable law, exchange rules or other regulatory requirements. The Compensation Committee generally may also amend outstanding awards under the 2008 Plan provided that such amendment does not reduce a participant's rights under an award without his or her consent; provided that, the Board of Directors may amend the 2008 Plan or any outstanding award without the participant's consent to the extent the Board of Directors deems necessary or advisable to comply with changes in applicable tax laws, securities laws, accounting rules and other applicable law, rules and regulations, or to ensure that an award is not subject to additional taxes, interest or penalties under Section 409A of the Code. In no event may the Board of Directors or the Compensation Committee reduce the exercise price of outstanding options or stock appreciation rights or issue a new option upon exercise of an option under the 2008 Plan without shareholder approval.

Material U.S. Federal Income Tax Consequences

        The following is a general summary of the material U.S. federal income tax consequences of the 2008 Plan to us and to participants in the 2008 Plan who are subject to U.S. federal taxes. The summary is based on the Code, the U.S. Treasury regulations promulgated thereunder, rulings and other guidance issued by the Internal Revenue Service and judicial decisions as in effect as of the date of this proxy statement, all of which are subject to change, possibly with retroactive effect. The summary is not intended to be a complete analysis or discussion of all potential tax consequences that may be relevant or important to participants in the 2008 Plan, including U.S. gift or estate tax consequences or foreign, state or local tax consequences.

        Incentive Stock Options.    Although we have not granted incentive stock options to date under the 2008 Plan, and do not anticipate doing so in the immediate future, generally, for U.S. federal income tax purposes, a participant will not recognize any income upon the grant or vesting of an incentive stock option under the 2008 Plan. If a participant exercises an incentive stock option during the participant's employment as an employee or within three months after the participant's employment as an employee ends (12 months in the case of permanent and total disability), the participant generally will not recognize income at the time of exercise for regular U.S. federal income tax purposes (although the participant generally will recognize income for alternative minimum tax purposes at that time as if the option were a nonqualified stock option). If a participant sells or exchanges the shares acquired upon exercise of an incentive stock option after the later of (a) one year from the date of exercise and (b) two years from the grant date of the option, the participant generally will recognize long-term capital gain or loss equal to the difference between the amount the participant received in the sale or exchange and the option exercise price. If a participant disposes of the shares that the participant receives upon exercise of an incentive stock option before the end of these holding periods, the disposition will constitute a disqualifying disposition, and the participant generally will recognize compensation taxable as ordinary income in the year of the disposition equal to the excess, on the date of exercise of the option, of the fair market value of the shares received over the option exercise price (or generally, if less, the excess of the amount realized on the sale of the shares over the option exercise price), and the participant will recognize capital gain or loss, long-term or short-term, as the case may be, equal to the difference between (i) the amount the participant received and (ii) the option exercise price increased by the amount of compensation income, if any, the participant recognized. Special rules apply if a participant uses already owned shares of our common stock to pay the option exercise price or if the shares of common stock that the participant receives upon exercise are subject to a substantial risk of forfeiture.

        Nonqualified Stock Options.    Generally, for U.S. federal income tax purposes, a participant will not recognize any income upon the grant or vesting of a nonqualified stock option under the 2008 Plan with an exercise price at least equal to the fair market value of our common stock on the date of grant and no additional deferral feature. Upon exercise of a nonqualified stock option, the participant generally will recognize compensation taxable as ordinary income in an amount equal to the excess of the fair market value of the stock underlying the nonqualified stock option on the date of exercise over the option exercise price. Upon a sale of the shares acquired upon exercise of the nonqualified stock option, the participant generally will recognize short-term or long-term capital gain or loss, depending on how long the participant held the shares, equal to the difference between the amount received from the sale and the fair market value of the shares at the time of exercise of the nonqualified stock option. If a participant pays the option exercise price entirely in cash, the tax basis of the shares that the participant receives upon exercise generally will be equal to their fair market value on the exercise date (but not less than the option exercise price), and the shares' holding period will begin on the day after the exercise date. Special rules apply if a participant uses already owned shares of our common stock to pay the option exercise price or if the shares of our common stock that the participant receives upon exercise are subject to a substantial risk of forfeiture. The same tax consequences described in this paragraph also apply to an incentive stock option that a participant exercises more than three months after the participant's termination of employment as an employee (or more than 12 months after termination in the case of permanent and total disability).

        Stock Appreciation Rights.    A participant generally will not recognize taxable income upon the grant or vesting of a stock appreciation right with a grant price at least equal to the fair market value of our common stock on the date of grant and no additional deferral feature. Upon exercise of a stock appreciation right, a participant will recognize compensation taxable as ordinary income equal to the difference between the fair market value of the underlying shares on the date of exercise and the grant price of the stock appreciation right.

        Unrestricted Stock Awards.    If a participant receive shares of stock under the 2008 Plan that are not subject to restrictions, the participant generally will recognize compensation taxable as ordinary income at the time of receipt of the shares in an amount equal to the fair market value of the shares at the time of grant minus the amount, if any, paid for the shares. The participant's holding period for the shares will begin on the date that the participant receives the shares, and the participant's tax basis in the shares will be the amount of ordinary income the participant recognizes plus the amount, if any, paid for the shares.

        Restricted Stock Awards.    Upon receipt of a restricted stock award, a participant generally will recognize compensation taxable as ordinary income when the shares cease to be subject to restrictions in an amount equal to the excess of the fair market value of the shares at such time over the amount, if any, paid for the shares. Instead of postponing the federal income tax consequences of a restricted stock award until the restrictions lapse, a participant may elect to recognize compensation taxable as ordinary income in the year of the award in an amount equal to the fair market value of the shares at the time of receipt. This election is made under Section 83(b) of the Code. In general, a Section 83(b) election is made by filing a written notice with the Internal Revenue Service within 30 days of the date of grant of the restricted stock award for which the election is made and must meet certain technical requirements.

        The tax treatment of a subsequent disposition of restricted stock will depend upon whether a participant has made a timely and proper Section 83(b) election. If a participant makes a timely and proper Section 83(b) election, when the participant sells the restricted shares, the participant generally will recognize short-term or long-term capital gain or loss, as the case may be, equal to the difference between the amount the participant receives from the sale and the tax basis of the shares sold. If no Section 83(b) election is made, any disposition after the restriction lapses generally will result in short-term or long-term capital gain or loss, as the case may be, equal to the difference between the amount the participant received from the sale and the tax basis of the shares sold. The tax basis of the shares generally will be equal to the amount, if any, the participant paid for the shares plus the amount of taxable ordinary income recognized either at the time the restrictions lapsed or at the time of the 83(b) election, if an election was made. If a participant has to forfeit the shares to us (e.g., upon the participant's termination prior to expiration of the restriction period), the participant may not claim a deduction for the amount of compensation income recognized as a result of making the Section 83(b) election, and the participant generally will have a capital loss equal to the amount, if any, paid for the shares.

        Restricted Stock Units.    A participant generally will not recognize income at the time a stock unit is granted. When any part of a stock unit is issued or paid, the participant generally will recognize compensation taxable as ordinary income at the time of such issuance or payment in an amount equal to the then fair market value of any shares, cash or property the participant receives.

        Performance Shares and Performance Units.    A participant generally will not recognize income upon the grant of performance shares or performance units. Upon the distribution of cash, shares or other property to the participant pursuant to the terms of the performance shares or units, the participant generally will recognize compensation taxable as ordinary income equal to the excess of the amount of cash or the fair market value of any property transferred to the participant over any amount paid by the participant with respect to the performance shares or units.

        U.S. Federal Income Tax Consequences to Us.    In the foregoing cases, we generally will be entitled to a deduction at the same time and in an amount equal to the ordinary income recognized by the participant, subject to certain limitations on deductions for compensation contained in the Code.

        Code Section 409A.    We intend that awards granted under the 2008 Plan comply with, or otherwise be exempt from, Section 409A of the Code.

Other Information

        A new plan benefits table for the 2008 Plan and the benefits or amounts that would have been received by or allocated to participants for the last completed fiscal year under the 2008 Plan if the 2008 Plan was then in effect, as described in the federal proxy rules, are not provided, because all awards made under the 2008 Plan will be made at the Committee's discretion. Therefore, the benefits and amounts that will be received or allocated under the 2008 Plan are not determinable at this time.

However, please refer to the description of stock option grants made to our non-employee directors in the last fiscal year under the heading "Director Compensation" and the description of stock option and fully vested restricted stock grants made to our executive officers named in the Summary Compensation Table, as described under the heading "Narrative to Summary Compensation Table."

Vote Required

        If a quorum is present, the affirmative vote of a majority of the shares present or represented and entitled to vote at the Annual Meeting will be required to approve and adopt the Digimarc Corporation 2008 Incentive Plan. Abstentions will have the effect of a vote "against" the approval and adoption of the Digimarc Corporation 2008 Incentive Plan. Broker non-votes will be counted for the purpose of determining the presence or absence of a quorum, but will have no effect on the approval and adoption of the Digimarc Corporation 2008 Incentive Plan.

The Board of Directors recommends a vote FOR the approval and adoption of the Digimarc Corporation 2008 Incentive Plan.

 RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM
(Proposal No. 3)

        The Audit Committee of the Board of Directors has appointed Grant Thornton LLP as Digimarc's independent registered public accounting firm to audit our consolidated financial statements for the year ending December 31, 2009. Although ratification by stockholders is not required by law, the Board of Directors has determined that it is desirable to request approval of this selection by the stockholders. Notwithstanding its selection, the Audit Committee, in its discretion, may appoint a new independent registered public accounting firm at any time during the year if the Audit Committee believes that such a change would be in the best interests of Digimarc and its stockholders.

        If the stockholders do not ratify the selection of Grant Thornton LLP as our independent registered public accounting firm, the Audit Committee will reconsider the appointment. A representative of Grant Thornton LLP is expected to be present at the Annual Meeting and will be available to respond to appropriate questions from stockholders and to make a statement if he or she desires to do so.

Vote Required

        If a quorum is present, the affirmative vote of a majority of the shares present or represented and entitled to vote at the Annual Meeting will be required to ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm. Abstentions will have the effect of a vote "against" the ratification of Grant Thornton LLP as our independent registered public accounting firm. Broker non-votes will be counted for the purpose of determining the presence or absence of a quorum, but will have no effect on the ratification of Grant Thornton LLP as our independent registered public accounting firm.

The Audit Committee and the Board of Directors recommends a vote FOR the ratification of
Grant Thornton LLP as our independent registered public accounting firm for the year ending December 31, 2009.

 REPORT OF THE GOVERNANCE AND NOMINATING COMMITTEE OF THE
BOARD OF DIRECTORS

        The Governance and Nominating Committee reports as follows:

Board of Directors

        The Board of Directors met four times in 2008. Each director attended 100% of the aggregate number of meetings of the Board of Directors and of any committee on which he served in 2008, except that Mr. Richardson missed one meeting of the Governance and Nominating Committee and attended 92% of the aggregate meetings. We encourage but do not require director attendance at our annual meeting of stockholders. Director nominees should exercise their best efforts to attend the Annual Meeting. We anticipate that all five directors will attend the Company's first annual meeting of stockholders to be held on May 1, 2009.

Lead Director

        The Lead Director presides over all executive sessions of the non-management directors, serves as the principal liaison to the non-management directors, and consults with the Chairman of the Board of Directors regarding information to be sent to the Board of Directors, meeting agendas and establishing meeting schedules. Mr. Richardson was elected Lead Director on July 30, 2008.

Board Committees

        The Board of Directors has three standing committees: an Audit Committee, a Compensation Committee and a Governance and Nominating Committee. The members of these committees are set forth in the following table:

Non-Employee Directors	Audit	Governance & Nominating	Compensation
William J. Miller	Member		Chair
James T. Richardson	Member	Member	Member
Peter W. Smith		Chair	Member
Bernard Whitney	Chair	Member

Audit Committee

        We have a standing Audit Committee of the Board of Directors, consisting of Messrs. Whitney (chairman), Richardson, and Miller, that is responsible for overseeing the quality and integrity of our accounting, auditing, and financial reporting practices, the audits of our financial statements, and other duties assigned by the Board of Directors. The Audit Committee's role includes a particular focus on the qualitative aspects of financial reporting to stockholders, our processes to manage business and financial risk, and compliance with significant applicable legal, ethical and regulatory requirements. The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the independent registered public accounting firm engaged to prepare or issue an audit report on our financial statements or to perform other audit, review or attestation services for us. The Audit Committee is responsible for resolving any disagreements between management and the independent registered public accounting firm regarding financial reporting. The Audit Committee also serves as our Qualified Legal Compliance Committee. The Audit Committee met two times during 2008.

        The Board of Directors has adopted a charter for the Audit Committee to authorize powers consistent with the provisions of the Sarbanes-Oxley Act of 2002 and other requirements. A copy of this charter is posted on our website, www.digimarc.com, on the Corporate Governance page. The Board of Directors has determined that each of the three members of the Audit Committee:

  •
  meets the requirements for "independence" set forth in Nasdaq Marketplace Rules 4200 and 4350(d) and applicable SEC rules; and

  •
  has the requisite financial sophistication called for by Nasdaq Marketplace Rule 4350(d).

        The Board of Directors also has reviewed and designated each of Messrs. Whitney, Richardson and Miller as an "Audit Committee financial expert" in compliance with Item 407(d)(5) of Regulation S-K.

Compensation Committee

        We have a standing Compensation Committee, consisting of Messrs. Miller (chairman), Richardson, and Smith, that has the authority and responsibility to:

  •
  review, establish and approve, on an annual basis, the compensation for the Chief Executive Officer and other executive officers of the Company;

  •
  administer our annual and long-term compensation plans;

  •
  review and make recommendations to the Board of Directors with respect to director compensation;

  •
  approve our overall compensation strategy;

  •
  create and approve the Compensation Committee Report;

  •
  review and approve compensation agreements and arrangements between us and our executive officers; and

  •
  perform other duties and functions assigned by the Board of Directors from time to time that are consistent with the Compensation Committee's charter, our Bylaws and governing law.

        The Compensation Committee's role includes a particular focus on the compensation of our executive officers and non-employee directors and the administration of our stock incentive plans and significant employee benefit programs.

        The Compensation Committee met four times in 2008. The Compensation Committee has a written charter, a copy of which is available on our website, www.digimarc.com, on the Corporate Governance page. The Board of Directors has determined that all members of the Compensation Committee are:

  •
  "independent" as that term is defined in Nasdaq Marketplace Rule 4200;

  •
  "non-employee directors" as that term is defined under Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended; and

  •
  "outside directors" as defined under Section 162(m) of the Internal Revenue Code of 1986, as amended.

        The Compensation Committee may, under its charter, delegate responsibilities to subcommittees of the Committee as necessary and appropriate. To date, no such delegations have occurred. The Committee has delegated authority to any two of Messrs. Davis, Chamness and McConnell, so long as each is an executive officer of Digimarc, to grant options and restricted stock units to existing and new employees and consultants of Digimarc pursuant to a predetermined annual grant budget, burn rate limitations and additional guidance or limitations established by the Compensation Committee.

        The Compensation Committee, together with our Chief Executive Officer, reviews assessments of executive compensation practices at least annually against comparative data and our compensation philosophy. Our Chief Executive Officer makes recommendations to the Compensation Committee with the intent of keeping our executive officer compensation practices aligned with our compensation philosophy. The Compensation Committee must approve any recommended changes before they can be made.

        The Compensation Committee has the authority to retain and terminate any compensation and benefits consultant and the authority to approve the related fees and other retention terms of the consultant. The Compensation Committee has retained AON Consulting, a nationally recognized independent consulting firm, to provide an independent review of our compensation programs for executive officers and directors, assist in the preparation of a list of peer companies, examine our pay practices relative to the market and assist in the design of compensation programs. AON provides compensation information to management on market compensation trends from time to time, but does not have a material additional relationship outside of the services that it provides to the Compensation Committee.

Governance and Nominating Committee

        We have a standing Governance and Nominating Committee, consisting of Messrs. Smith (chairman), Richardson and Whitney. The Governance and Nominating Committee met two times in 2008. The Board of Directors has delegated to the Governance and Nominating Committee the responsibility for overseeing the quality and integrity of our corporate governance practices and for optimizing the composition, competence and integrity of the Board of Directors and its committees by searching for and recommending individuals for election to the Board of Directors. The Board of Directors has adopted a written charter for the Governance and Nominating Committee, a copy of which is posted on our website at www.digimarc.com on the Corporate Governance page. The Board of Directors has determined that all members of the Governance and Nominating Committee are "independent" as that term is defined in Nasdaq Marketplace Rule 4200.

        The Governance and Nominating Committee's responsibilities include the review, monitoring, and general oversight of our policies and procedures involving corporate governance and compliance with significant legal, ethical, and regulatory requirements. This oversight responsibility includes monitoring compliance with the Sarbanes-Oxley Act of 2002. The Governance and Nominating Committee also oversees the structure and evaluation of the Board of Directors and its committees, and the development, monitoring, and enforcement of the corporate governance principles applicable to us.

        The Governance and Nominating Committee is responsible for recruiting individuals to become members of the Board of Directors and evaluating their qualifications under the guidelines described under "Director Nomination Policy" below. The Governance and Nominating Committee is also responsible for the composition of the Board committees. The Board of Directors may assign the Governance and Nominating Committee additional duties and functions from time to time consistent with its charter, our Bylaws and governing law. Succession planning is one such responsibility assigned to the committee.

        Director Nomination Policy.    The Governance and Nominating Committee has a formal written policy addressing the nominating process. A copy of the policy is available on our website at www.digimarc.com, attached as an exhibit to the Governance and Nominating Committee charter located on the Corporate Governance page of the site. Pursuant to its written policy addressing the nominating process, the Governance and Nominating Committee welcomes and encourages recommendations of director candidates from our stockholders, and will consider any director candidates recommended by our stockholders, provided that the information regarding director candidates who are recommended is submitted to the Governance and Nominating Committee in compliance with the terms of its policy. Director candidate recommendations from stockholders may be submitted at any time, but they must be provided in writing, include prescribed information, and be sent to Digimarc's Secretary at the address of our principal executive offices.

        In evaluating a potential candidate's qualification for nomination to the Board, the Governance and Nominating Committee will consider the potential candidate's experience, areas of expertise, and other factors relative to the overall composition of the Board of Directors. The Governance and Nominating Committee will also review from time to time the skills and characteristics necessary and appropriate for directors in the context of the current composition of the Board of Directors. Directors are expected to devote sufficient time to carry out their duties and responsibilities effectively, ensure that other existing and planned future commitments do not materially interfere with his or her service as a director, and attend at least 75% of all Board of Directors and applicable committee meetings.

        The Governance and Nominating Committee's process for identifying and evaluating nominees for director, including nominees recommended by stockholders, involves compiling names of potentially eligible candidates, vetting those candidates against the factors described above, conducting background and reference checks, conducting interviews with candidates, meeting to consider and approve final candidates and, as appropriate, preparing and presenting to the Board of Directors an analysis with regard to a candidate. The Governance and Nominating Committee will identify director nominees who have the highest personal and professional integrity, have demonstrated exceptional ability and judgment, and, together with other director nominees and members, shall effectively serve the stockholders' long-term interests and contribute to our overall corporate goals. There are no differences in the manner in which the Governance and Nominating Committee evaluates nominees for director based on whether the nominee is recommended by a stockholder or by the Governance and Nominating Committee. The committee may, from time to time, pay professional search firms to assist in the identification and evaluation of potential nominees.

Stockholder Communications with the Board of Directors

        The Board of Directors encourages communication from stockholders. All communications must be in written form, addressed to the Board of Directors or to one or more individual members of the Board of Directors, and sent care of the Secretary of Digimarc at the address of our principal executive offices or via fax to (503) 469-4771. The Secretary of Digimarc will promptly provide all communications to the applicable member(s) of the Board of Directors or the entire Board of Directors, as specified by the stockholder.

Stock Ownership Guidelines

        In July 2008, the Board of Directors adopted stock ownership guidelines for members of the Board of Directors and our executive officers. Under the guidelines, members of the Board of Directors and the executive officers are expected to acquire ownership of at least 1,000 shares of our common stock in each year of the three year period beginning January 1, 2009, and to continue at least that level of ownership throughout the director's or executive officer's period of service to Digimarc.

Director Resignation Upon Change of Employment

        The Board of Directors also has adopted a policy that requires any director who experiences a substantial change in principal employment responsibility or board memberships, unless the change was anticipated by the Governance and Nominating Committee at the time of the director's nomination or election to the Board. Upon receipt of a resignation offered under these circumstances, the Governance and Nominating Committee will review the director's change in employment responsibilities to evaluate whether the director's continued service is appropriate.

Other Corporate Governance Matters

        In furtherance of our commitment to upholding the highest legal and ethical conduct in fulfilling our responsibilities, the Board of Directors adopted and published corporate governance guidelines and three codes of ethics and business conduct, listed below, that are monitored by our Governance and Nominating Committee and our Audit Committee.

  •
  Our Corporate Governance Guidelines can be found on the Corporate Governance page of our website at www.digimarc.com. These Corporate Governance Guidelines provide a framework for the Board of Directors to assist in the governance and oversight of the affairs of Digimarc.

  •
  Our Code of Business Conduct can be found on the Corporate Governance page of our website at www.digimarc.com. The Code of Business Conduct applies to every officer, director and employee of Digimarc and its subsidiaries, and their immediate family members, and sets forth internal policies and guidelines designed to support and encourage ethical conduct and compliance with the laws, rules and regulations that govern our business operations.

  •
  Our Code of Ethics for Financial Personnel can be found on the Corporate Governance page of our website at www.digimarc.com. The Code of Ethics applies to the principal executive officer and principal financial officer of Digimarc and its subsidiaries and every officer, director or employee of Digimarc who performs or influences financial transactions and reporting on behalf of Digimarc, and their immediate family members.

  •
  Our Standards of Professional Conduct for Legal Personnel can be found on the Corporate Governance page of our website at www.digimarc.com. The Standards of Professional Conduct apply to all lawyers who perform services for us, and require lawyers to report evidence of any material violation of law either to our Qualified Legal Compliance Committee or "up the corporate ladder" until the lawyer receives a response that addresses the issue or concern raised.

Submitted by the Governance and Nominating Committee of the Board of Directors:
Peter W. Smith, Chair James T. Richardson Bernard Whitney

 DIRECTOR COMPENSATION

        The following table provides information on compensation of our non-employee directors for the year ended December 31, 2008. Directors who are also Digimarc employees receive no additional compensation for their services as directors. During 2008, Mr. Davis was the only director who was an employee of Digimarc. Mr. Davis' compensation is discussed in this proxy statement under the heading "Executive Compensation."

2008 Director Compensation Table

Name	Fees Earned or Paid in Cash($)(1)	Option Awards ($)(2)	Total ($)
Peter W. Smith	$16,667	$10,291	$26,958
James T. Richardson	$16,667	$10,291	$26,958
Bernard Whitney	$16,667	$10,291	$26,958
William J. Miller	$16,667	$10,291	$26,958

    (1)
    Directors receive annual cash compensation of $10,000 per quarter, paid in arrears. This amount represents the payment received in 2008 for director service for the period between August 1, 2008 and September 30, 2008, and the fees earned for fourth quarter service.

    (2)
    These amounts represent the amount of expense we took in 2008 for stock options granted to the indicated director in 2008. On October 30, 2008, each director was granted an option to purchase 20,000 shares with a grant date fair value of $192,800. A summary of the assumptions we apply in calculating these amounts is set forth in the Notes to Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2008 in the F-pages under Note 5, Stock-Based Compensation and the caption "Determining Fair Value Under SFAS 123(R)—Stock Options." As of December 31, 2008, the total number of outstanding options held by each director was as follows: Mr. Smith, 20,000; Mr. Richardson, 20,000; Mr. Whitney, 20,000; and Mr. Miller, 20,000.

All directors are also reimbursed for reasonable and necessary travel, communications, and other out-of-pocket business expenses incurred in connection with their attendance at meetings, while on corporate business or for continuing education related to their board service.

        Cash Compensation.    In 2008, each non-employee director was awarded an annual cash retainer of $40,000, $16,667 of which was earned for the five months beginning August 1, 2008. This cash retainer included compensation for all committee, chairperson and other roles undertaken by the director, and for attendance at all committee and Board of Directors meetings.

        Equity Compensation.    The Equity Compensation Program for Non-Employee Directors Under the 2008 Plan established an automatic option grant program for the grant of awards to our non-employee directors. Under this program, each non-employee director who first is elected or appointed to our Board of Directors on or after October 30, 2008 is automatically granted an option to acquire 20,000 shares of common stock at an exercise price per share equal to the fair market value of the common stock at the date of grant. These options vest and become exercisable over the two year period commencing on the date of grant, with 50% of the options to vest and become exercisable on the first anniversary of the date of grant and 1/12th of the remaining shares to vest and become exercisable monthly thereafter. In addition, each non-employee director already serving as a director as of October 30, 2008 was automatically granted an option to acquire 20,000 shares of common stock at an exercise price per share equal to the fair market value of the common stock on October 30, 2008. The options granted to existing directors vest and become exercisable over the two year period commencing on the date the director was first elected or appointed to the Board of Directors, with 50% of the options to vest and become exercisable on the first anniversary of the date the director was first elected or appointed and 1/12th of the remaining shares to vest and become exercisable monthly thereafter.

        On the date of each annual meeting of stockholders, commencing with the Annual Meeting, each non-employee director will automatically receive an option to acquire 7,500 shares of our common stock at an exercise price per share equal to the fair market value of the common stock at the date of grant. The options vest and become exercisable in twelve equal installments on each monthly anniversary of the grant date, so the stock option is fully exercisable one year after the grant date. Messrs. Smith, Richardson, Miller and Whitney all received grants of options in 2008.

        Following is a summary of the cash and equity compensation program for our non-employee directors, presented in a tabular format:

Annual Cash Retainer	$40,000
Initial Option Grant (New Director or Existing Director)	20,000 shares
Annual Option Grant (Continuing Director)	7,500 shares

 REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The Audit Committee (the "Audit Committee") reports as follows:

  1.
  The Audit Committee has reviewed and discussed the audited financial statements with our management.

  2.
  The Audit Committee has discussed with Grant Thornton LLP, Digimarc's independent registered public accounting firm, the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended.

  3.
  The Audit Committee has received the written disclosures and the letter from Grant Thornton LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant's communications with the Audit Committee concerning independence, has discussed with Grant Thornton LLP their independence from Digimarc and has considered whether the provision of the non-audit services is compatible with maintaining Grant Thornton LLP's independence from Digimarc.

  4.
  Based on the review and discussion referred to in paragraphs (1) through (3) above, the Audit Committee recommended to Digimarc's Board of Directors, and the Board of Directors has approved, the inclusion of the audited financial statements in Digimarc's Annual Report on Form 10-K for the year ended December 31, 2008, for filing with the SEC.

        As described under the heading "Proposal Three—Ratification of Appointment of Independent Registered Public Accounting Firm," the Audit Committee has appointed Grant Thornton LLP as Digimarc's independent registered public accounting firm for fiscal year 2009 and is seeking ratification of the appointment at the Annual Meeting.

Submitted by the Audit Committee of Digimarc's Board of Directors:
Bernard Whitney, Chairman James T. Richardson William J. Miller

 AUDIT FEES

        The following table presents fees billed, individually and collectively, for professional audit services rendered by Grant Thornton LLP for the audit of our annual financial statements and for other services rendered for the year ended December 31, 2008.

Fiscal 2008
Audit Fees(1)	$172,500
Audit-Related Fees(2)	—
Tax Fees(3)	—
All Other Fees(4)	—

Total Fees	$172,500

    (1)
    Audit Fees consist of fees for professional services rendered for the audit of our 2008 annual financial statements and review of the interim consolidated financial statements included in quarterly reports and services that are normally provided by Grant Thornton in connection with regulatory filings. The Grant Thornton audit fees include the estimated audit fees for the 2008 year-end audit.

    (2)
    Audit-Related Fees consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and are not reported under "Audit Fees," such as audits of employee benefit plans. No such fees were incurred in 2008.

    (3)
    Tax Fees consist of fees billed for professional services rendered for tax compliance, including preparation of federal, state and international tax returns. No such fees were incurred in 2008.

    (4)
    All Other Fees consist of fees for products and services other than the services reported above. No such fees were incurred in 2008.

        Pre-Approval Policy.    The Audit Committee pre-approves the Audit, Audit-Related, Tax and All Other services performed by the independent registered public accounting firms. The Audit Committee has adopted a policy for the pre-approval of services provided by the independent registered public accounting firms that is reviewed and updated from time to time. Under the policy, the term of any pre-approval is generally twelve months from the date of pre-approval. Pre-approval fee levels or budgeted amounts for all services to be provided by the independent registered public accounting firms and the specific services included within the pre-approvals are established annually by the Audit Committee and are reviewed as the Audit Committee deems appropriate. Any proposed services exceeding these levels or amounts or of a different type require specific pre-approval. No services provided by the independent auditors under the categories of "Audit Fees", "Audit-Related Fees", and "Tax Fees" were approved pursuant to the de minimis exception provided in Rule 2-01(c)(7)(i)(C) of Regulation S-X.

 MANAGEMENT

Executive Officers

        The following table contains information regarding our executive officers as of March 3, 2009:

Name	Age	Position
Bruce Davis	56	Chief Executive Officer and Chairman of the Board of Directors
Michael McConnell	58	Executive Vice President, Chief Financial Officer and Treasurer
Robert Chamness	56	Executive Vice President, Chief Legal Officer and Secretary

Information concerning Mr. Davis is set forth under "Election of Directors" in this proxy statement.

        Michael McConnell Mr. McConnell was named our Executive Vice President, Chief Financial Officer and Treasurer on June 18, 2008, having served since June 2004 as Chief Financial Officer and Treasurer of Old Digimarc. Mr. McConnell also oversees information technology and facilities. Before joining Old Digimarc, Mr. McConnell was senior vice president, chief financial officer and treasurer at WatchGuard Technologies (1999 to 2004). Mr. McConnell is a CPA and holds a B.A. from California Polytechnic State University, San Luis Obispo.

        Robert Chamness Mr. Chamness was named our Executive Vice President, Chief Legal Officer and Secretary on June 18, 2008, having served Old Digimarc since January 2002 in various roles including Vice President and General Counsel, Secretary, Vice President of Human Resources, Chief Legal Officer, and Executive Vice President. Mr. Chamness also oversees corporate licensing and government relations, and serves as Compliance Officer and Privacy Officer. Mr. Chamness holds an A.B. cum laude from Wabash College and a J.D. summa cum laude from the Indiana University School of Law.

COMPENSATION COMMITTEE REPORT

        The Compensation Committee has reviewed and discussed the compensation-related materials included in this proxy statement with management; and based on that review and discussion, the Compensation Committee recommended to the Board of Directors that these materials be included in Digimarc's Annual Report on Form 10-K for the year ended December 31, 2008 and this definitive proxy statement prepared in connection with the Annual Meeting.

Submitted by the Compensation Committee of the Board of Directors:
William J. Miller, Chair James T. Richardson Peter W. Smith

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        None of Messrs. Miller, Richardson, or Smith, the three members of our Compensation Committee:

  •
  was at any time during the fiscal year ended December 31, 2008 or at any other time an officer or employee of Digimarc, or

  •
  had any relationship requiring disclosure under Item 404 of Regulation S-K.

        No executive officer of Digimarc served as a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any committee performing equivalent functions, the entire Board of Directors) of another entity, or as a director of another entity, where one of the other entity's executive officers served on the Compensation Committee of Digimarc or as a director of Digimarc.

EXECUTIVE COMPENSATION

COMPENSATION POLICY AND PROGRAMS

        Our executive compensation programs are designed to attract, retain, motivate and appropriately reward our executive officers, as well as to align the interests of executive officers with those of our stockholders. The objectives of our compensation programs are to:

  •
  provide competitive compensation opportunities that attract and retain top executives;

  •
  inspire the executive team to achieve superior performance in order to deliver profitable growth;

  •
  foster a performance-oriented environment with variable compensation based upon the achievement of annual and longer-term business results;

  •
  create a direct, meaningful link between (1) performance in achieving our financial and strategic objectives and (2) individual executive performance and rewards;

  •
  provide an award that is consistent with each executive's overall contribution to Digimarc, and to encourage and recognize career growth and progression; and

  •
  reward stockholder value creation and align the interests of executives and stockholders through the use of long-term incentives, while effectively managing dilution.

Setting Executive Compensation

        For a short transitional period ending on August1, 2008, we were a subsidiary of Old Digimarc, a supplier of secure identity solutions and advanced technologies for use in media identification and management operating in two principal divisions: secure ID solutions and digital watermarking. Effective August 1, 2008, we were spun off, along with all of the assets and liabilities primarily related to Old Digimarc's digital watermarking business, from Old Digimarc, and later became a separate publicly traded company. Old Digimarc's remaining secure ID business merged with and into a wholly owned subsidiary of L-1 Identity Solutions, Inc. ("L-1") on August 13, 2008.

        In general, compensation to executive officers is based upon the scope of their responsibilities, experience, skills, talents, demonstrated prior performance, and potential contributions to our success. In making these determinations, the Compensation Committee has considered compensation practices at comparable companies (companies of similar size within the high tech and software services industries that share similar financial and operating characteristics), among other data points, to judge the reasonableness of its decisions. In establishing the compensation to be provided to our executive officers, the Compensation Committee considered the factors referred to above, including market data and advice provided by Mercer, AON Consulting, and Equilar. As a general guideline, for our executive officers, we set base cash compensation between the 50th and 75th percentiles, total cash compensation (base plus annual cash incentive ("bonus") compensation) for our executive officers at or between the 50th and 75th percentiles (with top quartile opportunity for superior performance) and total equity compensation between the 50th and 75th percentiles of similar companies. We believe that these levels will enable us to attract, retain and motivate executives of high quality, while at the same time keep our overall compensation levels in line with those of comparable companies.

2008 Compensation Components

        The primary elements of each executive officer's compensation package for the year ended December 31, 2008 were:

  •
  salary;

  •
  annual cash incentive compensation; and

  •
  long-term incentives in the form of stock options and restricted stock.

In determining the mix of these components, we applied our compensation philosophy and principles and considered the advice of, and materials provided by, Mercer, AON/Radford, and Equilar concerning compensation levels for executives at comparable companies. Our objective was to establish a mix that would facilitate the following objectives:

  •
  retention;

  •
  alignment of compensation with the achievement of key performance objectives;

  •
  alignment with stockholder interests; and

  •
  ownership of our stock by our executive officers.

        Salary.    The salary for each executive officer is set on the basis of the position and the salary levels in effect for comparable positions with other comparable companies in the industry. Salaries are generally targeted between the 50th and 75th percentiles, with the opportunity for high-performers to have salaries that reflect their experience, performance and contributions. During the annual review, the Committee determined that the targeted annual compensation was competitive with the pay targets established by the Compensation Committee.

        The 2008 base salaries for our executive officers were as follows: Mr. Davis, $410,000; Mr. Chamness, $250,000; and Mr. McConnell, $260,000. For 2009, the Compensation Committee set base salaries as follows: Mr. Davis, $450,000; Mr. Chamness, $285,000; and Mr. McConnell, $285,000.

        Annual Cash Incentive Compensation.    In 2008, the compensation committee of Old Digimarc established an incentive compensation program for its executive officers. The 2008 target bonus amount for Mr. Davis was set at 80% of his base salary (or $328,000), and the target bonus amounts for the other executive officers were set at 55% of their base salaries (or $138,000 and $143,000 for each of Mr. Chamness and Mr. McConnell, respectively). The committee determined that these percentages were competitive within the marketplace and consistent with its overall compensation philosophy. Based in part on the successful completion of the sale of the secure ID business and the Spin-Off, the Old Digimarc board of directors determined that 100% of the target annual 2008 bonuses of Messrs. Davis, Chamness and McConnell had been earned as of July 30, 2008, and directed the Committee to accrue those bonuses and pay them in December of 2008.

        For the balance of 2008, Messrs. Davis, Chamness and McConnell were eligible to earn additional incentive compensation under our Short-Term Incentive Plan. The targets for this period were set at $135,000, $60,000 and $60,000, respectively. The objectives set for earning these incentive payments consisted of successfully separating and launching the new company, regaining listing of the company's shares on Nasdaq, establishing strategy, formulating operating plans, and aligning the organization with the plan and strategy. In setting the target bonus amounts and performance criteria under the Short-Term Incentive Plan, the Compensation Committee considered the awards made by the board of directors of Old Digimarc to the executive officers prior to the Spin-Off, as well as the feasibility of including additional performance goals for the short duration of the plan. Based on consideration of several economic factors and individual performance of the management team, the Board of Directors determined that 100% of the target bonuses had been earned under the Short-Term Incentive Plan as of December 19, 2008.

        In an effort to increase the long term value orientation of executive compensation and further align the interests of our executive officers with those of stockholders, the Compensation Committee has determined that no annual cash incentive bonus will be offered to the executive officers as part of the standard 2009 compensation package. Consequently, although the base salaries of the three executive officers increased for 2009, total cash compensation payable to the Named Executive Officers will decrease materially in 2009 from that paid in 2008 as follows: for Mr. Davis, from $873,000 to $450,000; for Mr. Chamness, from $548,000 to $285,000; and for Mr. McConnell, from $563,000 to $285,000.

        Equity Compensation.    Following the Spin-Off, the Compensation Committee made an initial grant of options to purchase shares of our common stock to each of Messrs. Davis, Chamness and McConnell in the amount of 564,000, 140,000 and 140,000, respectively. This initial grant of stock options only was intended to encourage long term value orientation and to closely align the executive officers' at risk compensation with stockholder interests. In addition, the Compensation Committee recommended an additional grant of 15,000 shares of restricted stock to Mr. Chamness. These shares, which fully vested as of the date of grant, were granted in recognition of individual performance and the achievement of the Spin-Off and the sale of Old Digimarc's secure ID business to L-1. In determining the number of options to be granted to Mr. Davis, the Compensation Committee considered information provided by its compensation consultant regarding equity compensation awarded to chief executive officers of similar companies under analogous circumstances, as well as the inter-relationship of the components of compensation and non-economic terms offered to Mr. Davis under his proposed employment agreement, described below.

        Benefits and Perquisites.    Benefits are established based upon an assessment of competitive market factors and a determination of what is needed to attract and retain talent. The primary benefits received by our executive officers are the same as for all other employees and include participation in our health, dental and vision plans, the employee stock purchase plan and our disability and life insurance plans. Our general policy is not to provide perquisites or other personal benefits to our executive officers that are not provided to all other employees.

Compliance with Internal Revenue Code Section 162(m)

        Section 162(m) of the Code generally disallows a tax deduction to public companies for compensation exceeding $1 million paid to certain executive officers. The limitation applies only to compensation that is not considered to be performance-based.

        The Compensation Committee is aware of the limitations imposed by Section 162(m), and its exemptions, and will address the issue of deductibility when and if circumstances warrant. We review proposed compensation plans in light of applicable tax deductions, and generally seek to maximize the deductibility for tax purposes of all elements of compensation. However, we may approve compensation that does not qualify for deductibility if and when we deem it to be in our best interests to do so.

SUMMARY COMPENSATION TABLE

        The following table contains information in summary form concerning the compensation paid to our chief executive officer, our chief financial officer and our only other executive officer (each, a "Named Executive Officer") during the years ended December 31, 2008, December 31, 2007 and December 31, 2006. The information included in the tables below for fiscal 2008 generally reflects compensation earned by the Named Executive Officers for services rendered to Old Digimarc and its subsidiaries from January 1, 2008 to August 1, 2008 and for services rendered to us from August 2, 2008 to December 31, 2008. The information included in the Summary Compensation Table for fiscal 2007 and fiscal 2006 reflects compensation earned by the Named Executive Officers for services rendered to Old Digimarc and its subsidiaries.

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)		Option Awards ($)(3)		Non-Equity Incentive Plan Compensation ($)		All Other Compensation ($)		Total ($)
Bruce Davis,	2008	$410,000	$—	$1,045,912	(6)	$150,757	(5)	$135,000	(5)	$6,492	(4)	$3,082,857
Chief Executive Officer						$1,006,696	(6)	$328,000	(6)
and Chairman of the	2007	$410,000	—	$500,834		$255,302		—		$6,750	(4)	$1,172,886
Board of Directors	2006	$410,000	$32,489	$276,286		$150,430		$225,000		$6,600	(4)	$1,100,805
Michael McConnell,	2008	$260,000	$—	$379,639	(6)	$37,422	(5)	$60,000	(5)	$6,900	(4)	$1,191,387
Executive Vice President,						$304,426	(6)	$143,000	(6)
Chief Financial Officer	2007	$260,000	—	$194,120		$127,188		—		$6,750	(4)	$588,058
and Treasurer	2006	$260,000	$13,713	$113,319		$73,685		$75,000		$5,767	(4)	$541,484
Robert Chamness,	2008	$250,000	$—	$559,582	(6)	$37,422	(5)	$60,000	(5)	$6,900	(4)	$1,342,230
Executive Vice President,						$170,348	(6)	$137,500	(6)	$120,478	(7)
Chief Legal Officer	2007	$250,000	—	$163,290		$77,734		—		$6,750	(4)	$497,774
and Secretary	2006	$250,000	$13,186	$104,921		$40,696		$77,500		$938	(4)	$487,241

(1)
No bonuses or non-equity incentive plan compensation were paid for 2007, because Old Digimarc did not achieve profitability. The 2006 bonus was a special bonus authorized by the Board of Directors of Old Digimarc for achieving profitability in the third quarter of 2006. The column entitled Non-Equity Incentive Plan Compensation was the earned portion of the Named Executive Officers' targeted bonus compensation for 2006.

(2)
These amounts represent the expense taken in 2008, 2007 and 2006 with respect to stock awards granted in 2008 and previous years, based on the estimated fair value of these awards calculated under SFAS 123(R), except no assumptions for forfeitures related to service-based vesting conditions were included. A summary of the assumptions we apply in calculating these estimates is set forth in the Notes to Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2008, in the F-pages under Note 5, Stock-Based Compensation, and the caption "Determining Fair Value Under SFAS 123(R)—Restricted Stock." A summary of the assumptions Old Digimarc applied in calculating these estimates is set forth in the Notes to Consolidated Financial Statements included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2007 on page F-17 under the caption "Restricted Stock and Performance Vesting Shares." The awards for which expense is shown in this column include awards described under "—Narrative to Summary Compensation Table—Equity Compensation." The amounts shown in this column reflect both Old Digimarc stock-based awards and stock-based awards granted by us. See "—Narrative to Summary Compensation Table—Treatment of Old Digimarc Equity Awards in Connection with the Spin-Off" for a discussion of the adjustment of Old Digimarc stock-based awards in connection with the Spin-Off.

(3)
These amounts represent the expense taken in 2008, 2007 and 2006 with respect to stock options granted in 2007 and previous years, based on the estimated fair value of these awards. We estimate the fair value of stock options under FAS 123(R) using the Black-Scholes option valuation model. A summary of the assumptions we apply in calculating these estimates is set forth in the Notes to Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2008 in the F-pages under Note 5, Stock-Based Compensation, and the caption "Determining Fair Value Under SFAS 123(R)—Stock Options." A summary of the assumptions Old Digimarc applied in calculating these estimates is set forth in the Notes to Consolidated Financial Statements included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2007 on pages F-15 to F-16, under the caption "Stock Options." The awards for which expense is shown in this column include awards described under "—Narrative to Summary Compensation Table—Equity Compensation" and in the Outstanding Equity Awards at Fiscal Year-End Table on page 32 of this proxy statement. The amounts shown in this column reflect both Old Digimarc stock option awards and stock option awards granted by us. See

  "—Narrative to Summary Compensation Table—Treatment of Old Digimarc Equity Awards in Connection with the Spin-Off" for a discussion of the adjustment of Old Digimarc stock option awards in connection with the Spin-Off.

(4)
These amounts consist of matching contributions to our 401(k) plan made in 2009, 2008 and 2007 for the 2008, 2007 and 2006 fiscal years, respectively. These contributions are made at the same rate as for all other Digimarc employees who elect to participate in the plan.

(5)
Reflects equity awards or non-equity incentive bonus granted by us, intended to cover the period beginning with the Spin-Off through the end of 2008.

(6)
Reflects equity awards or non-equity incentive bonus granted by Old Digimarc prior to the Spin-Off. The FAS 123(R) expense also includes the FAS 123(R) charge incurred by Digimarc in connection with the vesting of stock option and restricted stock awards in connection with the change in control of Old Digimarc. See "—Narrative to Summary Compensation Table—Treatment of Old Digimarc Equity Awards in Connection with the Spin-Off" for a discussion of the adjustment of Old Digimarc stock based awards in connection with the Spin-Off.

(7)
Tax withholding obligations paid by us in connection with the grant of 15,000 shares of restricted stock to Mr. Chamness on October 30, 2008.

NARRATIVE TO SUMMARY COMPENSATION TABLE

Treatment of Old Digimarc Equity Awards in Connection with the Spin-Off

  Treatment of Old Digimarc Stock Options

        All outstanding options to purchase shares of Old Digimarc common stock became fully vested and exercisable prior to the record date and time for the Spin-Off. Holders of Old Digimarc stock options were given the opportunity to exercise their stock options on or prior to the record date and time. The holders of Old Digimarc common stock issued upon exercise were entitled to receive shares of our common stock in connection with the Spin-Off. All Old Digimarc stock options that were not exercised or cancelled prior to the Spin-Off were cancelled and null and void as of the effective time of the Spin-Off.

  Treatment of Digimarc Restricted Stock

        All outstanding shares of Old Digimarc restricted stock became fully vested and entitled to a distribution of shares of our common stock in connection with the Spin-Off.

Employment Agreement with Mr. Davis

        In connection with the Spin-Off from Old Digimarc, we entered into an employment agreement with our Chief Executive Officer. Pursuant to our employment agreement with Bruce Davis, we agreed to pay Mr. Davis a base salary of $410,000 per year through December 31, 2008, $450,000 per year commencing on January 1, 2009 through December 31, 2009, not less than $470,000 per year commencing on January 1, 2010 through December 31, 2010, and not less than $495,000 per year commencing on January 1, 2011 through the end of the term of the agreement. In addition, Mr. Davis received a performance bonus in the amount of $135,000 for the period beginning on August 1, 2008 and ending on December 31, 2008. Pursuant to the terms of his employment agreement, Mr. Davis received an initial grant of 564,000 stock options, as described above under "Equity Compensation." Mr. Davis has agreed not to participate in executive bonus programs during the remainder of the term of his employment agreement. Mr. Davis receives vacation and other benefits as are generally provided to other Digimarc executives. The employment agreement provides that as long as Mr. Davis serves as our Chief Executive Officer, it is our intention that he will be nominated to serve as a director and as chairman of our Board of Directors. The employment agreement provides for a term beginning on October 29, 2008 and ending on October 29, 2011.

        Other than the agreement with Mr. Davis referenced above, there are no employment contracts between Named Executive Officers and Digimarc. However, as described more fully under "2008

Potential Payments Upon Termination or Change in Control," on January 2, 2007, the compensation committee of Old Digimarc approved a more limited Change of Control Retention Agreement between Old Digimarc and each of Messrs. McConnell and Chamness. We assumed Old Digimarc's liabilities under these agreements in connection with the Spin-Off.

Annual Cash Incentive Compensation

        Following the Spin-Off, the Compensation Committee established potential bonuses for Messrs. Davis, McConnell and Chamness under a Short-Term Incentive Plan for performance through the end of 2008. Targets for this period were set at $135,000, $60,000 and $60,000, respectively, based on the achievement of successfully separating and launching the new company, regaining listing of the company's shares on Nasdaq, establishing strategy, formulating operating plans, and aligning the organization with the plan and strategy. Based on consideration of several economic factors and individual performance of the management team, the Board of Directors determined that 100% of the target bonuses had been earned under the Short-Term Incentive Plan as of December 19, 2008.

        Prior to the Spin-Off, in January 2008, the compensation committee of Old Digimarc set annual incentive bonus target amounts for each of Messrs. Davis, McConnell and Chamness, at 80%, 55% and 55% of salary, respectively. The 2008 Annual Incentive Bonus was earned and payable based on the level of revenue, EBITDAS, significant events achieved and the performance of specified individual objectives to be achieved during 2008. The proportion of the bonus attributed to each of these components varied by executive. Based in part on the successful completion of the sale of the secure ID business and spin-off of the digital watermarking business, the Old Digimarc board of directors determined that 100% of the target annual 2008 bonuses of Messrs. Davis, Chamness and McConnell had been earned as of July 30, 2008, and directed the Compensation Committee to accrue those bonuses and pay them in December of 2008.

        Old Digimarc did not pay annual cash incentive bonuses for 2007 performance. The amounts paid in 2006 represent discretionary cash bonuses approved by the Board of Directors of Old Digimarc on November 2, 2006 as an award for achieving profitability in the third quarter of 2006.

Equity Compensation

        Equity awards are made to our Named Executive Officers and non-employee directors in accordance with the provisions of the 2008 Plan, which was approved by our sole stockholder, DMRC LLC, prior to our spin-off in August 2008 and which is being submitted for approval by the stockholders at this Annual Meeting. For a description of the 2008 Plan, please see "Item 2—Approval and Adoption of the Digimarc Corporation 2008 Incentive Plan."

        Stock Options.    On October 30, 2008 the Compensation Committee granted stock options to each of our Named Executive Officers pursuant to our 2008 Plan. These options, which are non-qualified stock options, have an exercise price of $9.64 per share (which was the closing price of our common stock on the Nasdaq Global Market on October 30, 2008) and a term of ten years. The options become exercisable in monthly installments over a four-year period, contingent upon the executive officer's continued employment with us. The number of shares underlying these option awards to each of the Named Executive Officers was as follows: Mr. Davis—564,000, Mr. McConnell—140,000 and Mr. Chamness—140,000.

        On January 2, 2008, the compensation committee of Old Digimarc granted stock options to each of the Named Executive Officers under its 1999 Stock Incentive Plan. All options granted to the Named Executive Officers by Old Digimarc in 2008 were intended to be incentive stock options, but only to the extent that the aggregate fair market value of the common stock with respect to which the stock options were exercisable for the first time during any calendar year under all of Old Digimarc's equity incentive plans for each executive did not exceed $100,000. Any excess over $100,000 was treated as a non-qualified stock option. The options had a term of ten years and were to vest and become exercisable with respect to 1/48 of the total number of shares granted on each monthly anniversary of the grant date, over the four year period from the date of grant. These options had an exercise price of $8.29 per share (which was the closing price of Old Digimarc's common stock on the Nasdaq Global Market on January 2, 2008). The options became fully vested and exercisable prior to the record date and time for the Spin-Off, and the Named Executive Officers received one share of our common stock for every three and one-half shares of common stock of Old Digimarc received in connection with exercise of the option. The number of shares underlying these option awards to each of the Named Executive Officers by Old Digimarc was as follows: Mr. Davis—100,000, Mr. McConnell—35,000 and Mr. Chamness—18,000.

        Series A Redeemable Nonvoting Preferred Stock.    On August 2, 2008, in connection with the completion of the Spin-Off, we granted 5,000, 2,500 and 2,500 shares of Series A Redeemable Nonvoting Preferred stock to Messrs. Davis, McConnell and Chamness, respectively. The terms of the Series A Redeemable Nonvoting Preferred are set forth in our Restated Certificate of Incorporation. In the event of the liquidation, dissolution or other winding up of the company, before any payment or distribution is made to the holders of common stock, holders of the Series A Redeemable Nonvoting Preferred stock will be entitled to receive a value of $5.00 per share of Series A Redeemable Nonvoting Preferred stock held by the stockholder. The Series A Redeemable Nonvoting Preferred stock has no voting rights, except as required by law, and may be redeemed by the board of directors at any time on or after June 18, 2013.

        Fully Vested Restricted Stock.    On October 30, 2008, Mr. Chamness was awarded 15,000 shares of restricted stock in recognition of individual performance and the achievement of the Spin-Off and the sale of Old Digimarc's secure ID business to L-1. The shares became fully vested as of the date of grant.

        Time Based Restricted Stock.    On January 2, 2008, the compensation committee of Old Digimarc granted shares of time based restricted stock to each of the Named Executive Officers under its 1999 Stock Incentive Plan. These restricted stock awards were to vest with respect to 25% of the total number of shares granted on each anniversary of the grant date, over the four year period from the date of grant. The restricted shares became fully vested prior to the record date and time for the Spin-Off, and the Named Executive Officers received one share of our common stock for every three and one-half shares of Old Digimarc time based restricted stock that vested. The number of shares of time based restricted stock granted to each of the Named Executive Officers by Old Digimarc in 2008 was as follows: Mr. Davis—28,000, Mr. McConnell—8,000 and Mr. Chamness—18,000.

        Performance Based Restricted Stock.    On January 2, 2008, the compensation committee of Old Digimarc granted shares of performance based restricted stock to each of the Named Executive Officers under its 1999 Stock Incentive Plan. The form of agreement used in connection with the grant of Old Digimarc performance based restricted stock in 2008 provided that the shares would fully vest, subject to the terms of the agreement, if the revenue for designated annual periods were equal to or greater than specified threshold targets. If, for the period from the date of grant to December 31, 2008, Old Digimarc's revenue were equal to or greater than the specified revenue target, then 33% of the shares would vest on March 1, 2009. If the 2009 revenue target were met, 66% of the shares (net of any previously vested) would have vested on March 1, 2010, even if the 2008 target had not been met. If the 2010 revenue target were met, 100% of the shares (net of any shares previously vested) would vest on March 1, 2011, even if the 2008 and/or 2009 targets had not been met. The performance based restricted shares became fully vested prior to the record date and time for the Spin-Off, and the Named Executive Officers received one share of our common stock for every three and one-half shares of common stock of Old Digimarc performance based restricted stock that vested. The number of shares of performance based restricted stock granted to each of the Named Executive Officers by Old

Digimarc in 2008 was as follows: Mr. Davis—24,000, Mr. McConnell—10,000 and Mr. Chamness—9,000.

        The form of agreement used in connection with the grant of Old Digimarc performance based restricted stock to its executive officers in 2007 provided that the shares would fully vest, subject to the terms of the agreement, if the Total Stockholder Return (as defined below) for certain specified periods were equal to or greater than specified percentile targets as compared to the weighted peer group used by Old Digimarc's compensation committee for the purposes of determining executive compensation for 2007. If, for the period from the date of grant to December 31, 2009, Old Digimarc's Total Stockholder Return were equal to or greater than the 60th percentile performance of the weighted peer group, then the shares would vest in full as of December 31, 2009. However, if, for the period from the date of grant to December 31, 2008, Old Digimarc's Total Stockholder Return were equal to or greater than the 75th percentile performance of the weighted peer group, then the shares would vest in full as of December 31, 2008. Assuming that all conditions were satisfied, the shares would vest and no longer be subject to forfeiture as of the date on which the performance condition was satisfied. Subject to certain exceptions, all rights to shares of performance based restricted stock were contingent on the executive remaining continuously employed by Old Digimarc, or any parent or subsidiary of Old Digimarc, from the grant date through the vesting date. The restricted shares became fully vested prior to the record date and time for the Spin-Off, and the Named Executive Officers received one share of our common stock for every three and one-half shares of Old Digimarc performance based restricted stock that vested.

        Old Digimarc calculated Total Stockholder Return by dividing (i) the change in the share price from December 31, 2006 to the end of the relevant measurement period, plus dividends paid during such period (including stock splits, cash dividends, stock dividends and share repurchases) by (ii) the share price at the date of grant. For purposes of the above calculation, the share price is the closing price on the relevant measurement date. Because the stock markets were closed on January 1, 2007 (the beginning of the measurement periods), Old Digimarc used the closing price on Friday, December 29, 2006, which was the last preceding trading date for which a closing price was reported. Accordingly, the share price of Old Digimarc common stock on January 1, 2007 was deemed to be $8.79, the closing price of Old Digimarc common stock on December 29, 2006.

        For purposes of determining whether Old Digimarc met the performance conditions, the Total Stockholder Return of each of the peer companies in Group I was weighted by a factor of three and the Total Stockholder Return of each of the peer companies in Group II was given no additional weighting. Old Digimarc's compensation committee determined the precise formula to be used to calculate Old Digimarc's percentile ranking calculation. Old Digimarc's compensation committee also made additional adjustments to the calculation of Total Stockholder Return and percentile ranking as it deemed appropriate to reflect changes in Old Digimarc's outstanding shares or any of the companies that comprised the peer group, or other similar non-market factors that may have affected share price. The Old Digimarc compensation committee chose the Total Stockholder Return of Old Digimarc relative to its peer group as the performance measure in order to closely align a portion of compensation with direct benefit to stockholders. Since Old Digimarc based a portion of short term incentive compensation (annual incentive cash bonus) on target levels of return on equity, Old Digimarc felt it appropriate to use share price as the performance measure for performance based restricted stock. Old Digimarc utilized an "all or nothing" approach in structuring the performance measure in order to provide the maximum incentive to reach the specified goal. This approach differed from that used in connection with the grant of performance based restricted stock to Old Digimarc's executive officers in 2006, which provided that the shares would fully vest, subject to the terms of the agreement, if the closing price of Old Digimarc's common stock was at least $15 for more than 30 consecutive calendar days during the period that began on the grant date and ended on the third anniversary of the grant date.

Salary and Bonus in Proportion to Total Compensation

        In 2008, our Messrs. Davis, McConnell and Chamness received approximately 28%, 38% and 33% of their total compensation reported in the Summary Compensation Table in the form of base salary and cash incentive awards under Old Digimarc's Annual Incentive Plan and our Short-Term Incentive Plan. The percentage of total compensation comprised of salary and cash incentive compensation is higher than in other years due to the payment of cash incentive awards under each of Old Digimarc's and our incentive plans. As discussed under "—Executive Compensation—Compensation Policy and Programs," we believe that a substantial portion of each Named Executive Officer's compensation should be in the form of equity awards. We believe that our current compensation program gives our Named Executive Officers a substantial alignment with stockholders, while permitting our Compensation Committee to incentivize the Named Executive Officers to perform at a level that maximizes shareholder value. Please see "—Executive Compensation—Compensation Policy and Programs," for a description of the objectives of our compensation program and overall compensation philosophy.

2008 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END TABLE

        The following table provides summary information, as to the Named Executive Officers, concerning outstanding equity awards as of December 31, 2008.

		Option Awards(1)
		Number of Securities Underlying Unexercised Options (#)	Number of Securities Underlying Unexercised Options (#)
				Option Exercise Price ($)
	Grant Date				Option Expiration Date
Name		Exercisable	Unexercisable
Bruce Davis	10/30/08	23,500	540,500	$9.64	10/30/18
Michael McConnell	10/30/08	5,833	134,167	$9.64	10/30/18
Robert Chamness	10/30/08	5,833	134,167	$9.64	10/30/18

(1)
Option awards vest monthly over a four-year period following the date of grant contingent upon the executive officer's continued employment with us.

        The awards in the Outstanding Awards at Fiscal Year-End Table include awards that are also described in the Summary Compensation Table on page 26 of this proxy statement and under "—Narrative to Summary Compensation Table—Equity Compensation" on page 27 of this proxy statement.

2008 POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

        Davis Employment Agreement.    In connection with the Spin-Off from Old Digimarc, we entered into an employment agreement with Mr. Davis, which is described on page 27 of this proxy statement. The employment agreement provides that if Digimarc terminates Mr. Davis' employment without cause (as defined below), or if Mr. Davis terminates his employment for good reason (as defined below), in either case other than following a change of control (as defined in the employment agreement), Mr. Davis' stock options and restricted stock that would have vested if Mr. Davis' employment had continued for an additional twenty-four (24) months will immediately and fully vest, and Digimarc will be obligated to continue to pay Mr. Davis the benefits described below for two years from the date of termination. "Cause" is defined as "(i) any act of personal dishonesty by [Mr. Davis] in connection with his responsibilities as an officer or employee of Digimarc, (ii) Mr. Davis' conviction of a felony, (iii) any act by Mr. Davis which constitutes gross negligence or willful misconduct, (iv) any material violation by Mr. Davis of his employment duties provided that if such violation is curable, it has not been cured within (30) days after delivery to Mr. Davis of a written demand for cure, or (v) any act that would constitute a material violation of Digimarc's code of conduct or code of ethics or a material violation of any restrictive covenants contained in the employment agreement or any other agreement between Digimarc and Mr. Davis or any Digimarc plan or program." "Good Reason" includes any of the following changes, if done without Mr. Davis' prior written consent: "(i) a material reduction in Mr. Davis' authority, duties or responsibilities; (ii) a material reduction in Mr. Davis' salary or bonus target other than as specifically set forth in the employment agreement or (iii) relocation of Mr. Davis' geographic work location to a location that is more than 50 miles from Mr. Davis' geographic work location on the date of the employment agreement, except for required travel in furtherance of Digimarc's business to the extent consistent with Mr. Davis' duties." For a period of two years following the date of termination, Mr. Davis would continue to receive base compensation at the level in effect on the date of termination. This amount would be paid according to our standard payroll schedules from the date of termination, as if Mr. Davis had not been terminated. For a period of two years following the date of termination, we would also provide, for Mr. Davis and his dependents, continued health, disability and other fringe benefits as are generally provided to other executives of Digimarc.

        The employment agreement further provides that in the event that Digimarc terminates Mr. Davis' employment without cause or Mr. Davis terminates his employment for good reason, in either case within eighteen (18) months following a change of control (as defined in the employment agreement), Mr. Davis' stock options and restricted stock will immediately and fully vest. For a period of two years following the date of termination, Mr. Davis would continue to receive base salary and bonus at the level in effect on the date of termination. This amount would be paid according to our standard payroll schedules from the date of termination, as if Mr. Davis had not been terminated. For a period of two years following the date of termination, we would also provide, for Mr. Davis and his dependents, continued health, disability and other fringe benefits as are generally provided to other executives of Digimarc.

        The employment agreement provides that in the event that Mr. Davis' employment terminates due to death or permanent disability, Mr. Davis' stock options and restricted stock that would have vested if Mr. Davis' employment had continued for an additional twenty-four (24) months will immediately and fully vest and become exercisable. If Mr. Davis' employment terminates due to death and Mr. Davis has been unable to obtain the life insurance policy provided for in the employment agreement, Mr. Davis would also continue to receive base compensation at the level in effect on the date of termination, for a period of six (6) months following the date of termination. This amount would be paid according to our standard payroll schedules from the date of termination, as if Mr. Davis' employment had not terminated.

        In consideration for the provisions in the employment agreement providing for the post-termination payments described above, Mr. Davis has agreed to certain non-competition and non-solicitation obligations in our favor.

        Change of Control Retention Agreement.    On January 2, 2007, the compensation committee of Old Digimarc approved a form of Change of Control Retention Agreement between Old Digimarc and each of Messrs. McConnell and Chamness. We assumed Old Digimarc's liabilities under these agreements in connection with the Spin-Off. The Change of Control Retention Agreement is effective through July 31, 2009, one year from the day preceding the change in control which occurred when L-1 purchased more than 50% of the common stock of Old Digimarc, and provides for certain severance benefits in the event of termination of the executive without cause by Digimarc, or termination by the executive for good reason, within 12 months following a change of control of Digimarc. "Cause" is defined as willful misconduct that is significantly injurious to us; fraud, dishonesty, embezzlement, misrepresentation or theft of Digimarc; conviction of (or plea of no contest to) a felony or crime involving moral turpitude; breach of any agreement with Digimarc; unauthorized disclosure of Digimarc's proprietary or confidential information or breach of any confidentiality/invention/proprietary information agreement(s) with Digimarc; violation of our Code of Ethics (if applicable), Code of Business Conduct and Ethics or any other employment rule, code or policy; continued failure or refusal to follow our lawful instructions after five days has passed following delivery of a written notice identifying the failure or refusal; a court order or a consent decree barring the executive from serving as an officer or director of a public company; or continued failure to meet and sustain an acceptable level of performance of Executive's duties and obligations to Digimarc for thirty days following notice of failure to perform.

        "Good reason" is defined as a substantial reduction in duties or responsibilities (with certain exceptions); a material reduction in base salary, benefits or total cash compensation, other than as part of an overall reduction for all employees at the same level; a mandatory transfer to another geographic location more than 35 miles from the prior location of employment, other than normal business travel obligations; the failure of a successor to Digimarc to assume the obligations under the agreement; or Digimarc's failure to comply with its obligations under the agreement.

        The severance benefits payable upon such a termination include 12 months' salary, a prorated bonus payment and up to 18 months' premiums necessary to continue the executive's health insurance coverage under our health insurance plan and are conditioned upon the executive signing a release of claims.

        Stock Options under the 2008 Plan.    The 2008 Plan provides that, unless the Committee otherwise determines in the grant document, an employment agreement or other agreement between the plan participant and us, all outstanding awards that are not performance shares or performance units will fully vest and become exercisable immediately prior to a change in control (as defined in the 2008 Plan). In the event of a change in control which constitutes a company transaction (as defined in the 2008 Plan) such awards shall become fully and immediately exercisable if and to the extent that such awards are not assumed or replaced by the successor company. Notwithstanding the foregoing, the Compensation Committee has discretionary authority to determine the terms and conditions of any award granted under the 2008 Plan.

EQUITY COMPENSATION PLAN INFORMATION

        The following table sets forth information regarding our compensation plans under which our equity securities are authorized for issuance to our employees or non-employees, including directors, as of December 31, 2008:

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders(1)	1,194,000	$9.64	1,170,000
Equity compensation plans not approved by security holders	—	—	—

Total	1,194,000	$9.64	1,170,000

(1)
The 2008 Plan was approved in July 2008, prior to the Spin-Off, by our sole stockholder, DMRC LLC.

  Shares available for issuance under our 2008 Plan can be granted pursuant to stock options, stock appreciation rights, stock awards, restricted stock, stock units, performance shares, performance units, and cash-based awards, which may be granted to officers, directors, employees, consultants, agents, advisors and independent contractors who provide services to us and our affiliated companies. Our non-employee directors received options grants under our Equity Compensation Program for Non-Employee Directors adopted by the Board of Directors and administered under our 2008 Plan. Each non-employee director received an initial grant of an option to purchase 20,000 shares, and will receive an annual option grant for 7,500 shares, on the date of each annual meeting of stockholders. All options are granted with an exercise price equal to the fair market value of our stock on the grant date. Initial option grants vest and become exercisable over the two year period commencing on the date of grant, with 50% of the options to vest and become exercisable on the first anniversary of the date of grant and 1/12th of the remaining shares to vest and become exercisable monthly thereafter. Option grants to existing directors vest and become exercisable over the two year period commencing on the date the director was first elected or appointed to the Board of Directors, with 50% of the options to vest and become exercisable on the first anniversary of the date the director was first elected or appointed and 1/12th of the remaining shares to vest and become exercisable monthly thereafter. Annual option grants are made immediately following each annual stockholder meeting and vest and become exercisable in twelve equal installments on each monthly anniversary of the grant date, such that the stock option will be fully exercisable one year after the grant date.

 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth the beneficial ownership of our common stock as of March 3, 2009 by:

  •
  each person or entity known by us to own beneficially more than five percent of our common stock;

  •
  our chief executive officer, each of the other Named Executive Officers and each of our directors; and

  •
  all of our executive officers and directors as a group.

        The beneficial ownership is calculated based on 7,279,442 shares of our common stock outstanding as of March 3, 2009. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting and/or investment power with respect to securities. Unless otherwise indicated, each person or entity named in the table has sole voting power and investment power, or shares voting and investment power with his or her spouse under applicable community property laws, with respect to all shares of capital stock listed as owned by that person. Shares issuable upon the exercise of options that are currently exercisable or become exercisable within sixty days after March 3, 2008 are considered outstanding for the purpose of calculating the percentage of outstanding shares of our common stock held by the individual, but not for the purpose of calculating the percentage of outstanding shares of our common stock held by any other individual. The address of each of the executive officers and directors is: care of Digimarc Corporation, 9405 S.W. Gemini Drive, Beaverton, Oregon 97008.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned
Burnham Asset Management Corporation Burnham Securities Inc.(1) 1325 Avenue of the Americas New York, NY 10019	670,430	9.21%
Koninklijke Philips Electronics N. V.(2) Eindhoven, The Netherlands	552,536	7.59%
The Clark Estates, Inc.(3) One Rockefeller Plaza, 31st Floor New York, NY 10020	371,990	5.11%
Dimensional Fund Advisors LP(4) Palisades West, Building One 6300 Bee Cave Road Austin, TX 78746	366,276	5.03%
Named Executive Officers:
Bruce Davis(5)	163,634	2.25%
Michael McConnell(6)	63,132	*
Robert Chamness(7)	62,833	*
Directors:
James T. Richardson	24,685	*
William Miller	13,257	*
Bernard Whitney	7,685	*
Peter W. Smith	7,228	*
All executive officers and directors as a group (7 persons)	342,454	4.70%

*
Less than 1%.

(1)
Burnham Asset Management Corporation ("Burnham") serves as the investment manager for a number of managed accounts with respect to which it has dispositive authority. The reporting persons disclaim beneficial ownership of the common stock. This information is based solely on the Schedule 13G filed by Burnham on February 6, 2009.

(2)
This information is based solely on the records at the transfer agent involving the purchase of shares by Koninklijke Philips Electronics N.V.

(3)
The Clark Estates, Inc. serves as an investment advisor for a number of clients who have the right to receive, or the power to direct the receipt of, dividends from, or the proceeds from the sale of, such securities. This information is based solely on the Schedule 13G filed by The Clark Estates, Inc. on February 13, 2009.

(4)
Dimensional Fund Advisors LP ("Dimensional"), an investment advisor, furnishes investment advice to four investment companies and serves as investment manager to certain other commingled group trusts and separate accounts. This information is based solely on the Schedule 13G filed by Dimensional on February 9, 2009.

(5)
Includes options for 70,500 shares of Common Stock exercisable within 60 days of March 3, 2009. Of this amount, 19,071 shares are held in trust for the children of Mr. Davis, and the balance are held and controlled by Mr. Davis. This amount does not include 5,000 shares of Series A Redeemable Nonvoting Preferred Stock awarded to Mr. Davis in August of 2008, as discussed on page 29 of this proxy statement.

(6)
Includes options for 17,500 shares of Common Stock exercisable within 60 days of March 3, 2009. This amount does not include 2,500 shares of Series A Redeemable Nonvoting Preferred Stock awarded to Mr. McConnell in August of 2008, as discussed on page 29 of this proxy statement.

(7)
Includes options for 17,500 shares of Common Stock exercisable within 60 days of March 3, 2009. This amount does not include 2,500 shares of Series A Redeemable Nonvoting Preferred Stock awarded to Mr. Chamness in August of 2008, as discussed on page 29 of this proxy statement.

RELATED PERSON TRANSACTIONS

Policies and Procedures for Approving Transactions with Related Persons

        Our Governance and Nominating Committee, in executing the responsibilities delegated to it, reviews, considers, and approves, rejects or qualifies all related person transactions between Digimarc and our officers, directors, principal stockholders and affiliates. The Governance and Nominating Committee consists of disinterested, non-employee directors. The Governance and Nominating Committee has determined that, as a general rule, transactions between Digimarc and its officers, directors, principal stockholders and affiliates should be on terms no less favorable to us than could be obtained from unaffiliated third parties. Digimarc maintains written policies governing such transactions.

        Before our separation from Old Digimarc, we entered into a separation agreement, which contained many of the key provisions related to our separation from Old Digimarc and the distribution of shares of our common stock to Old Digimarc record holders, and a transition services agreement with Old Digimarc to effect the separation and provide a framework for our relationships with Old Digimarc after the separation. These agreements governed the relationship between us and Old Digimarc subsequent to the completion of the distribution and provided for the allocation between us and Old Digimarc of Old Digimarc's assets and liabilities (including employee benefits and tax-related assets and liabilities) related to its digital watermarking business, attributable to periods prior to our separation from Old Digimarc. The terms of the separation agreement and transition services agreement are set forth in our Registration Statement on Form 10 filed with the SEC on October 14, 2008, under the heading "Our Relationship with Old Digimarc after the Spin-Off."

 OTHER MATTERS

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Exchange Act requires our directors and executive officers and persons who beneficially own more than ten percent of our common stock to file initial reports of ownership and changes in their beneficial ownership of our common stock and other equity securities with the SEC and The Nasdaq Global Market. To our knowledge, based solely on review of the copies of reports furnished to us and written representations from reporting persons regarding compliance, during the year ended December 31, 2008, we believe that all applicable Section 16(a) transactions were reported on a timely basis.

Stockholder Proposals

        Requirements for Stockholder Proposals to be Brought Before an Annual Meeting.    Pursuant to our Amended and Restated Bylaws, for a stockholder nomination of persons for election to the Board of Directors and the proposal of other business to be considered by stockholders to be considered properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice of the proposal to the Secretary of Digimarc. To be timely for the 2010 Annual Meeting of Stockholders, a stockholder's notice must be delivered to or mailed and received by our Secretary at our principal executive offices no earlier than January 1, 2010 and no later than January 31, 2010.

        Requirements for Stockholder Proposals to be Considered for Inclusion in our Proxy Materials.    Stockholder proposals submitted pursuant to Rule 14a-8 under the Exchange Act and intended to be presented at our 2010 Annual Meeting of Stockholders must be received by us not later than November 17, 2009 in order to be considered for inclusion in our proxy materials for that meeting.

        Discretionary Authority.    The proxies to be solicited by us through our Board of Directors for the 2010 Annual Meeting of Stockholders will confer discretionary authority on the proxy holders to vote on any stockholder proposal presented at the annual meeting if we fail to receive notice of the stockholder's proposal for the meeting by January 31, 2010.

Single and Multiple Mailings

        If you requested a print version of our proxy materials and share an address with another stockholder, you may receive only one set of proxy materials (including our annual report to stockholders and proxy statement) unless you have provided contrary instructions. If you wish to receive a separate set of our proxy materials now or in the future, we will promptly deliver a separate copy of these materials to you upon written or oral request made to us at:

  Digimarc Corporation, Attn: Investor Relations, 9405 S.W. Gemini Drive, Beaverton, OR 97008, Phone: (503) 469-4800, Fax: (503) 469-4771

        Similarly, if you share an address with another stockholder and have received multiple copies of our proxy materials, you may write to us at the above address or fax number to request delivery of a single copy of these materials.

Form 10-K

        We will provide, without charge upon the written request of any beneficial owner of shares of our common stock entitled to vote at the Annual Meeting, a copy of our Annual Report on Form 10-K as filed with the SEC for the year ended December 31, 2008. Written requests should be mailed to Robert P. Chamness, Secretary, Digimarc Corporation, 9405 S.W. Gemini Drive, Beaverton, Oregon 97008.

Other Materials

        All materials filed by us with the SEC can be obtained at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549 or through the SEC's website at www.sec.gov. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.

Other Business

        The Board of Directors is not aware of any other matter that may be presented for action at the Annual Meeting. Should any other matter requiring a vote of the stockholders arise, the proxy card gives authority to the persons listed on the card to vote at their discretion in the best interest of Digimarc.

        It is important that your shares be represented at the Annual Meeting, regardless of the number of shares you hold. We urge you to promptly vote your shares as directed in the proxy card or notice of internet availability of our proxy materials. Stockholders who are present at the Annual Meeting may revoke their proxies and vote in person or, if they prefer, may abstain from voting in person and allow their proxies to be voted.

By Order of the Board of Directors,
Bruce Davis Chief Executive Officer

Beaverton, Oregon
March 17, 2009

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: Signature (Joint Owners) Signature [PLEASE SIGN WITHIN BOX] Date Date DIGIMARC CORPORATION DGMRC1 For Against Abstain VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. DIGIMARC CORPORATION C/O COMPUTERSHARE INVESTOR SERVICES 250 ROYALL STREET MS 3B CANTON, MA 02021 Vote On Directors 01) Bruce Davis 02) William J. Miller 03) James T. Richardson 04) Peter W. Smith 05) Bernard Whitney The Board of Directors recommends a vote FOR the nominees named below. 1. ELECTION OF DIRECTORS: Nominees: The Board of Directors recommends a vote FOR Proposal No. 3. 3. PROPOSAL TO RATIFY THE APPOINTMENT OF GRANT THORNTON LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM OF DIGIMARC CORPORATION FOR THE YEAR ENDING DECEMBER 31, 2009: This Proxy should be marked, dated and signed by the stockholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign. Vote On Proposals The Board of Directors recommends a vote FOR Proposal No. 2. 2. PROPOSAL TO APPROVE AND ADOPT THE DIGIMARC CORPORATION 2008 INCENTIVE PLAN: For Against Abstain To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. For All Withhold All For All Except

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice of the 2009 Annual Meeting of Stockholders, 2009 Proxy Statement, Annual Report to Stockholders for the year ended December 31, 2008 and Proxy Card are available at www.proxyvote.com. DGMRC2 The undersigned hereby constitutes and appoints Bruce Davis and Michael McConnell, and each of them, his true and lawful attorneys-in-fact and agents and proxies with full power of substitution in each, to represent the undersigned at the Annual Meeting of Stockholders of Digimarc Corporation to be held at Digimarc Corporation’s headquarters located at 9405 S.W. Gemini Drive, Beaverton, OR 97008 on Friday, May 1, 2009 at 11:00 a.m. local time, and at any adjournment or postponement thereof, and to vote all shares of common stock that the undersigned would be entitled to vote if then and there personally present on the matters set forth on the reverse side. PROXY DIGIMARC CORPORATION THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this Proxy will be voted for the nominees to the board of directors named in Proposal No. 1, for the approval and adoption of the Digimarc Corporation 2008 Incentive Plan in Proposal No. 2 and for the ratification of Grant Thornton LLP as the independent registered public accounting firm of Digimarc Corporation in Proposal No. 3 and as the proxy holder may determine in his discretion with regard to any other matter properly brought before the Annual Meeting.

QuickLinks

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 1, 2009
DIGIMARC CORPORATION PROXY STATEMENT FOR 2009 ANNUAL MEETING OF STOCKHOLDERS
ELECTION OF DIRECTORS (Proposal No. 1)
APPROVAL AND ADOPTION OF THE DIGIMARC CORPORATION 2008 INCENTIVE PLAN (Proposal No. 2)
RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM (Proposal No. 3)
REPORT OF THE GOVERNANCE AND NOMINATING COMMITTEE OF THE BOARD OF DIRECTORS
DIRECTOR COMPENSATION
REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
AUDIT FEES
MANAGEMENT
COMPENSATION COMMITTEE REPORT
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
EXECUTIVE COMPENSATION
EQUITY COMPENSATION PLAN INFORMATION
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
RELATED PERSON TRANSACTIONS
OTHER MATTERS